EXHIBIT 10-1
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                      AMENDED AND RESTATED PROMISSORY NOTE



$1,700,000                                                       April 26, 2001

         FOR VALUE RECEIVED, the undersigned, CommercialWare, Inc., a Delaware corporation ("Borrower"), promises to pay to ASA International Ltd., a Delaware corporation ("Payee"), or order, the principal amount of One Million Seven Hundred Thousand Dollars ($1,700,000), plus interest thereon at a fixed rate equal to 7.06% per annum up to but not including April 26, 2001, and 15.00% per annum on and after April 26, 2001. Interest shall in all cases be calculated on the basis of actual days elapsed and a 365 day year.

         This Note is an amendment and restatement of a promissory note dated March 3, 1999 in the principal amount of One Million Seven Hundred Thousand Dollars ($1,700,000) issued by Borrower to Payee (the "Original Note"). This
Note is issued in consideration for the surrender of the Original Note and other good and valuable consideration related to the restructuring of certain indebtedness of Borrower, the receipt and sufficiency of which are hereby acknowledged.

         All outstanding principal and accrued interest hereunder shall be due and payable on March 3, 2002 (the "Maturity Date").

         The principal amount of this Note (and resulting interest calculation) is subject to adjustment pursuant to Sections 3.3 and 9.6 of that certain Asset Purchase Agreement dated March 3, 1999 by and among Borrower and Payee (the "Asset Purchase Agreement").

         In addition, Borrower promises to pay to Payee, or order, on the Maturity Date, a restructuring fee of $289,929.64.

         Any payments, including any prepayments, received by Payee on account of this Note prior to demand or acceleration shall be applied first, to any costs, expenses or charges then owed Payee by Borrower, second, to accrued and unpaid interest, and third, to the unpaid principal balance, in inverse order of their maturities. Any payments so received after demand or acceleration shall be applied in such manner as Payee may, in its sole discretion, determine.

         Payee, at its option, may declare the entire unpaid balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (each, an "Event of Default"): (a) the failure to pay principal of this Note within ten (10) days of the due date; (b) the failure to pay interest on this Note within ten (10) days of the due date; (c) the acceleration of any material portion of indebtedness of Borrower from any lender other than Payee; (d) a proceeding being filed or commenced against Borrower for dissolution or liquidation, or Borrower voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (e) insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law by or against, Borrower (and in the case of the filing of an involuntary petition against Borrower, if the proceeding commenced by such filing is not dismissed within ninety (90) days of such filing); (f) the entry of any judgment against Borrower that makes Borrower's

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ability to satisfy its obligations hereunder reasonably doubtful, which lien is not discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its imposition or entry; (g) a default under Section 5 of that certain Security Agreement dated March 3, 1999 by and between Borrower and Payee; (h) the sale of all or substantially all of Borrower's business or assets, or the sale of capital stock by Borrower or the merger of Borrower with another corporation that results in the shareholders of Borrower on the date hereof owning less than fifty percent (50%) of the outstanding capital stock of Borrower or the surviving company in a merger; (i) the payment of any dividends by Borrower on its capital stock; or (j) or the failure to cure any material breach of any obligation of Borrower to Payee arising out of, or relating to, the Asset Purchase Agreement (and agreements contemplated thereunder), within thirty (30) days after receiving notice of such breach by Payee, subject to the rights of Borrower and Payee to demand arbitration to determine the existence of such breach in the manner set forth in said Asset Purchase Agreement.

         No delay or omission by Payee in exercising or enforcing any of Payee's powers, rights, privileges or remedies hereunder shall operate as a waiver thereof on that occasion or on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

         Borrower will pay on demand all reasonable costs and expenses of collection, including reasonable attorneys' fees incurred or paid by Payee in enforcing this Note on default.

         Borrower hereby waives presentment, demand, notice and protest, and also waives any delay on the part of Payee.

         This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective successors and assigns, and shall inure to the benefit of Payee and its successors, endorsees and assigns. This Note may not be amended except by an instrument in writing signed by Borrower and Payee.

         This Note is secured by a security agreement dated March 3, 1999 (the "Security Agreement") granting Payee a security interest in certain assets of Borrower. This Note is entitled to all the benefits of the Security Agreement and specific reference is hereby made to same for all purposes.

         This Note shall be governed by and construed in accordance with the laws of the state of New York.

                                      * * *

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         IN WITNESS WHEREOF, Borrower and Payee have caused this Amended and
Restated Promissory Note to be executed as of April 26, 2001.

                                         COMMERCIALWARE, INC.

                                         By: /s/Donny Askin
                                             -------------------------
                                             Donny Askin
                                             Chief Executive Officer


                                         Agreed and accepted:

                                         ASA INTERNATIONAL LTD.

                                         By: /s/Terrence C. McCarthy
                                             -------------------------
                                             Terrence C. McCarthy
                                             Vice President


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